As filed with the Securities and Exchange Commission February 21, 2001

                                               Registration No.333-31060
==============================================================================
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------
                                  Form S-4
          REGISTRATION STATEMENT Under the Securities Act of 1933

                          ------------------------
                            El Paso Corporation
                   (formerly El Paso Energy Corporation)
           (Exact name of registrant as specified in its charter)
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

        Delaware                               4922                                76-0568816
(State or other jurisdiction of      (Primary Standard Industrial      (IRS Employer Identification No.)
incorporation or organization)       Classification Code Number)

                          ------------------------

             El Paso Corporation                                                      Britton White Jr., Esq.
              El Paso Building                                              Executive Vice President and General Counsel
            1001 Louisiana Street                                                       El Paso Corporation
               Houston, Texas 77002                                                     El Paso Building
                  (713) 420-2131                                                      1001 Louisiana Street
     (Address, including zip code, and telephone number,                               Houston, Texas 77002
including area code, of registrant's principal executive offices)                         (713) 420-2131
                                                                     (Name and address, including zip code, and telephone number, including area code, of agent for service)
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                          ------------------------
                                  Copy to:

                         Gary P. Cooperstein, Esq.
                  Fried, Frank, Harris, Shriver & Jacobson
                             One New York Plaza
                          New York, New York 10004
                               (212) 859-8000

                          ------------------------

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this
Registration Statement.
          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is
compliance with General Instruction G, check the following box. |_|
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x]
Registration Statement No. 333-31060
          If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|
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                                            CALCULATION OF REGISTRATION FEE
=================================== ================= ====================== ==================== ====================
                                                                              Proposed Maximum
Title of Each Class of Securities                       Proposed Maximum     Aggregate Offering
         to be Registered           Amount to be       Offering Price Per           Price              Amount of
                                    Registered                Unit                                 Registration Fee
----------------------------------- ----------------- ---------------------- -------------------- --------------------

Common Stock, par value $3.00 per    2,000,000 (1)         ------              $138,600,000(2)          $34,650
share (including the associated
preferred stock purchase rights)
=================================== ================= ====================== ==================== ====================
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(1)  Represents the number of additional shares of common stock of the
     Registrant (including the associated preferred stock purchase rights)
     which may be issued in connection with the merger (the "Merger") of El
     Paso Merger Company, a wholly-owned subsidiary of the Registrant, with and into The Coastal Corporation as described in Registration
     Statement No. 333-31060, which was originally filed on Form S-4 on
     February 24, 2000 and subsequently amended on March 17, 2000. In connection with the filing of that Registration Statement, 269,271,625 shares of common stock (including the associated preferred stock purchase rights) of the Registrant were registered with the Securities and Exchange Commission and a fee of $2,275,394 was paid.
(2)  Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for purposes of calculating the registration fee hereunder, the proposed maximum aggregate offering price is equal to (x) the number of additional shares of common stock (including the associated preferred stock purchase rights) of the Registrant which may be issued in connection with the Merger, multiplied by (y) $69.30, the average of the high and low prices per share of the common stock of the
     Registrant on February 15, 2001 as reported on the NYSE Composite
     Tape.

                              EXPLANATORY NOTE

          This Registration Statement is being filed by the Registrant pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) under the Securities Act of 1933 to register an additional 2,000,000 shares of common stock (including the associated preferred stock purchase rights) of the Registrant for issuance in connection with the merger (the "Merger") of El Paso Merger Company, a wholly owned subsidiary of the Registrant, with and into The Coastal Corporation.

          The Registrant previously registered a total of 269,271,625 shares of common stock (including the associated preferred stock purchase rights) of the Registrant in connection with the Merger by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-31060), which was originally filed with the Securities and Exchange Commission on February 24, 2000, and subsequently amended on March 17, 2000 (as amended, the "Prior Registration Statement"). The total number of shares of the Registrant to be issued pursuant to the Merger is now expected not to exceed 271,271,625.

          The contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)    The following exhibits are filed herewith:

Exhibit
Number                             Description
-------                            -----------

   5.1     --   Opinion of Fried, Frank, Harris,  Shriver & Jacobson
                regarding the legality of the additional shares of common stock of El Paso Corporation being registered.

  23.1     --   Consent of PricewaterhouseCoopers LLP.

  23.2     --   Consent of Deloitte & Touche LLP.

  23.3     --   Consent of Huddleston & Co., Inc.

  23.4     --   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

  23.5     --   Consent of Merrill Lynch, Pierce Fenner & Smith Incorporated.

  23.6     --   Consent of Fried,  Frank,  Harris,  Shriver & Jacobson  with respect to Exhibit 5.1  (included in Exhibit 5.1).

  23.7     --   Consent of Fried, Frank, Harris, Shriver & Jacobson.

  23.8     --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21 day of February, 2001.

                                       EL PASO CORPORATION


                                       By:/s/ WILLIAM A. WISE
                                          ------------------------------------
                                          William A. Wise
                                          Chairman of the Board, President and
                                          Chief Executive Officer


                             POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

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           Signature                            Title                                Date
           ---------                            -----                                ----

     /s/ WILLIAM A. WISE            Chairman of the Board, President,
     --------------------------     Chief Executive Officer and Director
        William A. Wise                                                            February 21, 2001


     /s/ DAVID A. ARLEDGE           Vice Chairman of the Board and
      -------------------------     Director
        David A. Arledge                                                           February 21, 2001


     /s/ H. BRENT AUSTIN
      -------------------------     Executive Vice President and Chief
        H. Brent Austin             Financial Officer                              February 21, 2001


     /s/ JEFFREY I. BEASON
     --------------------------     (Chief Accounting Officer)
       Jeffrey I. Beason            Director                                       February 21, 2001


     /s/ BYRON ALLUMBAUGH
     --------------------------
        Byron Allumbaugh            Director                                       February 21, 2001


     /s/ JOHN M. BISSELL
     --------------------------
          John M. Bissell           Director                                       February 21, 2001


     /s/ JUAN CARLOS BRANIFF
     --------------------------
        Juan Carlos Braniff         Director                                       February 21, 2001


     /s/ JAMES F. GIBBONS
     --------------------------
         James F. Gibbons           Director                                       February 21, 2001


     /s/ ANTHONY W. HALL, JR.
     --------------------------
       Anthony W. Hall, Jr.         Director                                       February 21, 2001


     /s/ RONALD L. KUEHN, JR.
     --------------------------
       Ronald L. Kuehn, Jr.         Director                                       February 21, 2001


    /s/J. CARLETON MACNEIL, JR.
    ---------------------------
      J. Carleton MacNeil, Jr.      Director                                       February 21, 2001


     /s/ THOMAS R. MCDADE
    ---------------------------
         Thomas R. McDade           Director                                       February 21, 2001


     /s/ MALCOLM WALLOP
    ---------------------------
          Malcolm Wallop            Director                                       February 21, 2001


     /s/ JOE B. WYATT
    ---------------------------
           Joe B. Wyatt             Director                                       February 21, 2001
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                               EXHIBIT INDEX



Exhibit
Number                                 Description
-------                                -----------

  5.1      --   Opinion of Fried, Frank, Harris,  Shriver & Jacobson
                regarding the legality of the additional shares of common stock of El Paso Corporation being registered.

 23.1      --   Consent of PricewaterhouseCoopers LLP.

 23.2      --   Consent of Deloitte & Touche LLP.

 23.3      --   Consent of Huddleston & Co., Inc.

 23.4      --   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

 23.5      --   Consent of Merrill Lynch, Pierce Fenner & Smith Incorporated.

 23.6      --   Consent of Fried,  Frank,  Harris, Shriver & Jacobson with respect to Exhibit 5.1  (included in Exhibit 5.1).

 23.7      --   Consent of Fried, Frank, Harris, Shriver & Jacobson.

 23.8      --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP.